UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       January 4, 2008

ProUroCare Medical Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-103781	20-1212923
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5500 Wayzata Blvd., Suite 310, Golden Valley, MN	55416
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code       952-476-9093

One Carlson Parkway, Suite 124, Plymouth, MN 55447

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01  Entry into Material Definitive Agreements

Issuance of Notes and Warrants

See “Private Placement of Notes and Warrants” in Item 3.02 below.

Item 2.03 Creation of a Direct financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Company

See “Private Placement of Notes and Warrants” in Item 3.02 below.

Item 3.02 Unregistered Sales of Equity Securities

Private Placements of Notes and Warrants

On a Current Report on Form 8-K filed December 31, 2007, the Company announced its December 27, 2007 closing on the sale of $1,050,000 of units consisting of unsecured, subordinated, convertible promissory notes (the “Notes”) and common stock purchase warrants (the “Warrants”) in a private placement (the “2007 Offering”).

On January 4, 2008, the Company closed on the sale of $80,000 of additional units as part of the 2007 Offering.  Net cash proceeds to the Company were $69,600, after deducting $10,400 of commissions paid to the placement agent.

The combined net proceeds of the two closings of the 2007 Offering will be used to pay certain existing obligations, fund research and development efforts and for general corporate purposes.

In total, in the two closings of the 2007 Offering the Company issued a total of $1,073,500 in principal amount of Notes, and Warrants to purchase 2,260,000 shares of common stock.  The Notes bear interest at 10% per year, mature on June 27, 2009, and will convert into the type of equity securities offered by the Company in any underwritten public offering prior to maturity at 70% of the public offering price.  In the event a public offering is not completed before the maturity date, the entire principal and unpaid accrued interest will convert into the Company’s common stock at $0.005 per share.  The Company may, at its option, prepay the Notes anytime on or after December 27, 2008.  The Warrants will become exercisable upon the earlier of the closing of a public offering or the maturity date of the Notes, and will remain exercisable until December 31, 2012.  The exercise price will be 50% of the public offering price, or in the event a public offering is not completed before the maturity date, at 50% of the closing price of the Company’s common stock on the maturity date.

Sales of the securities described above were made in compliance with the requirements of Rule 506 of Regulation D under the Securities Act of 1933 and the exemption from registration provide thereby under Section 4(2) of the Securities Act of 1933.  In qualifying for such exemption the Company relied upon representations from the investors regarding their status as “accredited investors” under Regulation D, and the limited manner of the offering as conducted by the placement agent and the Company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROUROCARE MEDICAL INC.

January 9, 2008	By:	/s/ Richard C. Carlson
Richard C. Carlson Chief Executive Officer